UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549 _____________________________
FORM 8-K _____________________________
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of Earliest Event Reported): May 1, 2017 _____________________________
BMC STOCK HOLDINGS, INC. (Exact Name Of Registrant As Specified In Its Charter) _____________________________
Delaware (State or other jurisdiction of incorporation)	1-36050 (Commission File Number)	26-4687975 (IRS Employer Identification No.)
Two Lakeside Commons 980 Hammond Drive, NE, Suite 500 Atlanta, GA 30328 (Address Of Principal Executive Offices) (Zip Code)
(678) 222-1219 (Registrant’s Telephone Number, Including Area Code) Not Applicable Former Name or Former Address, if Changed Since Last Report _____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of Paul Street as General Counsel, Chief Administrative Officer and Corporate Secretary
BMC Stock Holdings, Inc. (“BMC”) has been informed by Paul Street that Mr. Street intends to retire by the end of 2017. BMC expects that Mr. Street will step down from his role as General Counsel, Chief Administrative Officer and Corporate Secretary effective June 1, 2017, and that he will remain with BMC for a period following June 1 to ensure an orderly transition.

Item 7.01. Regulation FD.
BMC Names Lanesha Minnix Senior Vice President and General Counsel
On May 1, 2017, BMC issued a press release announcing that Lanesha Minnix will join BMC on June 1, 2017 as Senior Vice President and General Counsel. Ms. Minnix will replace Mr. Street who plans to retire by the end of 2017. A copy of BMC’s press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item 7.01.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 1, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BMC STOCK HOLDINGS, INC.

Date: May 1, 2017	By:	/s/ Paul Street
	Name:	Paul Street
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 1, 2017